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                                                                    Exhibit 10.9

                              EMPLOYMENT AGREEMENT
                                       OF
                               RONALD A. MCMASTER
                                      WITH
                                 GLASSTECH, INC.



                  This EMPLOYMENT AGREEMENT, dated as of July 2, 1997 is made by and among GLASSTECH, INC., a Delaware corporation ("Glasstech"), GLASSTECH HOLDING CO., a Delaware corporation with its principal place of business at Ampoint Industrial Park, 995 Fourth Street, Perrysburg, Ohio 43551 ("Holding") and RONALD A. MCMASTER (SSN ###-##-####), an individual residing at 29794 Foxhill Road, Perrysburg, Ohio 43551 (the "Executive Employee").

                                   BACKGROUND
                                   ----------

                  This Employment Agreement covers the employment of the Executive Employee by Glasstech.

                  Now therefore, Glasstech and the Executive Employee, in consideration of the mutual promises herein contained and intending to be legally bound hereby, agree as follows:

                  1. TERM. Glasstech hereby employs the Executive Employee as Vice President, Corporate Development, and the Executive Employee hereby accepts such employment, from the date of this Employment Agreement to June 30, 2002 unless sooner terminated in accordance with the provisions of Sections 4, 5, 6 or 7 hereof (the "Term"). At the expiration of the Term and each annual anniversary thereafter, this Employment Agreement shall automatically renew for an additional one (1) year period (the "Renewal Term" or the "Renewal Terms") unless either party notifies

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the other party in writing of its or his intention not to renew the Employment
Agreement (the "Renewal Termination Notice") not less than six (6) months prior to the expiration of the last year of the Term or of any Renewal Term. The provisions of Sections 8, 9, 10, 11 and 12 hereof shall survive any termination of this Employment Agreement.

                  2. DUTIES. The Executive Employee, in his capacity as Vice President, Corporate Development of Glasstech (or such other and comparable titles and positions as shall be given the Executive Employee by Holding Board of Directors), shall perform for Glasstech the services currently performed by him for Glasstech (or comparable services or other reasonable duties as he and Glasstech may agree upon), subject to the reasonable direction of Holding's Board of Directors. The Executive Employee shall perform such services in Wood County, Ohio, or at such other location or locations where he may be assigned by Glasstech from time to time, provided, however, that the Executive Employee shall not be required, in connection with his performance of such services, to travel on behalf of Glasstech in a manner inconsistent with the scope of his duties and the past practices of Glasstech. The Executive Employee shall devote his business time and effort to the Employment Agreement performance of his duties as described herein as reasonably required. It is understood that the Executive Employee may attend to outside investments, serve as a director and/or officer of a non-competing company and serve as an officer, director, or participant in educational, welfare, social, religious, and civic organizations so long as such activities do

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not materially interfere with the Executive Employee's employment hereunder.

                  3.       COMPENSATION.
                           -------------

                           3.1 BASE SALARY. Glasstech shall pay the Executive
Employee during each calendar year of the Term and each Renewal Term hereunder, a minimum salary of One Hundred Seventy-Five Thousand Eight Hundred Forty-Four Dollars ($175,844) per calendar year adjusted as provided in Section 3.5 (hereinafter referred to as the "Base Salary"). The Base Salary shall be payable in equal bi-weekly installments, less such deductions as shall be required to be withheld by applicable law and regulations.

                           3.2      PERFORMANCE BONUS.
                                    ------------------

                                    Executive Employee shall participate in
Glasstech's cash performance bonus pool (the "Pool"). At the end of each fiscal year (commencing with the fiscal year ending June 30, 1998), Holding's Board of Directors will establish the Pool which, at a minimum, shall be calculated according to the following bonus chart (the "Bonus Chart"):

                                                  Percentage of Total
Glasstech Fiscal Year EBITDA                      Fiscal Year EBITDA               Bonus Pool
----------------------------                      ------------------               ----------

$14,000,000 to $14,999,999                                 5.0%              $700,000 to $750,000
$15,000,000 to $15,999,999                                 7.5               $1,125,000 to $1,200,000
$16,000,000 and Above                                     10.0               $1,600,000 and Above

         For purposes of this Section, EBITDA shall be subject to the following adjustments: (Y) EBITDA shall be decreased by the aggregate amount of bonuses paid to middle managers other than executive managers; and (Z) EBITDA shall be increased in the amount

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of any advisory fees paid to Key Equity Capital Corporation or its affiliates.

                  Notwithstanding the foregoing, in the event Glasstech's EBITDA for any fiscal year after the year ending June 30, 1998 (the "Base Year") is less than $16,000,000 (the "Target"), the Board of Directors shall calculate the average EBITDA of Glasstech from the Base Year through and including the fiscal year in which the Target was not achieved. Using the Bonus Chart above, the Board of Directors shall pay the participants (including but not limited to the Executive Employee) the greater of (i) the amount of the Pool using the actual EBITDA for such fiscal year or (ii) an amount equal to the percentage in the Bonus Chart based upon the average EBITDA multiplied by the actual EBITDA for such fiscal year.

                  If the Pool is not ten (10%) percent of the EBITDA in any fiscal year during the Term of this Employment Agreement, such as in year 2001 in the example below, the Board of Directors shall, in each succeeding fiscal year during the Term of this Employment Agreement, calculate the average EBITDA of Glasstech from the Base Year through and including such succeeding fiscal year. If the average EBITDA is greater than the actual EBITDA for any prior fiscal year (or the average EBITDA used in a prior fiscal year), then the Board of Directors, using the Bonus Chart, shall pay the participants (including but not limited to the Executive Employee) an amount equal to (i) an amount equal to the percentage in the Bonus Chart based upon the average EBITDA calculated in such succeeding fiscal year, multiplied by the actual EBITDA for such fiscal year less (ii) the amount of the Pool actually distributed to participants in such prior fiscal year.

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EXAMPLE:
--------

                Fiscal Year      Percentage of Total                Bonus
Year              EBITDA          Fiscal Year EBITDA                Pool
----              ------          ------------------                ----

1998            $18,000,000              10%                      $1,800,000

1999            $20,000,000              10%                      $2,000,000

2000            $13,000,000(1)           10%                      $1,300,000

2001            $12,000,000(2)           7.5%                     $  900,000

2002            $20,000,000              10%                      $2,000,000
                                                                  $  300,000(3)
                                                                  ----------
                                                                  $2,300,000

                  Not later than 10 business days after delivery to Glasstech of its fiscal year audit at the end of each fiscal year commencing with the fiscal year ending June 30, 1998, the Board of Directors of Holding, in consultation with the President and Chief Executive Officer, shall distribute the Pool to the participants therein (including but not limited to the Executive Employee) in such percentages as the Board of Directors determines appropriate; provided, that, in no event shall the Board of Directors distribute less than the entire Pool as calculated above in any fiscal year commencing with the fiscal year ending June 30, 1998.


----------------

1 The average EBITDA in fiscal year 2000 is $17,000,000 ($18,000,000 + $20,000,000 + $13,000,000 / 3). Therefore the Pool is calculated based upon 10% of EBITDA for that year.

2 The average EBITDA in fiscal year 2001 is $15,750,000 ($18,000,000 + $20,000,000 + $13,000,000 + $12,000,000 / 4). Therefore the Pool is calculated based upon 7.5% of EBITDA for that year.

3 The average EBITDA in fiscal year 2002 is $16,500,000
($18,000,000+20,000,000+13,000,000+12,000,000+20,000,000/5). Therefore, the Pool
for fiscal year 2001 is recomputed using 10 (10%) percent of EBITDA for fiscal year 2001 ($1,200,000) less amount of the Pool actually distributed for fiscal year 2001 ($900,000).

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3.3 RESTRICTED STOCK PROGRAM.
    -------------------------

                           (a) Holding hereby awards to Executive Employee 66.68
shares of restricted Class C Non-Voting Common Stock of Holding (the "Class C Shares"), which shall be subject to forfeiture in accordance with the provisions set forth herein. On each of the first four anniversary dates of this Employment Agreement, the restrictions shall lapse as to 25% of the Class C Shares so long as his employment has not been terminated on or before such date pursuant to the provisions of Section 6 of this Employment Agreement. Subject to the forfeiture provisions set forth herein, Executive Employee shall be entitled to full and complete ownership of the Class C Shares and will be treated as the record and beneficial owner of such for all purposes including, but not limited to, payment of dividends and liquidation rights, provided that Executive Employee shall be bound by all of the provisions of the Stockholders' Agreement of even date herewith, among the Company, Executive Employee and the other stockholders of the Company (the "Stockholders' Agreement").

                           (b) The certificates representing awarded Class C
Shares shall not be delivered to Executive Employee until the restrictions as to such Class C Shares have lapsed. If Executive Employee's employment is terminated pursuant to Section 6 of this Employment Agreement on or before any applicable anniversary date as described in Section 3.3(a), Executive Employee shall forfeit to Holding all such Class C Shares for which the restrictions have not yet lapsed. In this regard, simultaneously with the issuance of certificates representing awarded Class C Shares, Executive Employee shall execute and deliver stock powers forfeiting to

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Holding Class C Shares awarded hereunder for which the restrictions have not yet lapsed in the event Executive Employee's employment is terminated pursuant to
Section 6 of this Employment Agreement on or before any applicable anniversary date as described in Section 3.3(a). Executive Employee acknowledges that Class
C Shares awarded hereunder shall be subject to the restrictions and risks of forfeiture contained herein and in the Stockholders' Agreement.

                           (c) Subject to Section 3.3(h), Executive Employee
hereby agrees that he shall pay to Holding, in cash, any foreign, United States federal, state or local taxes of any kind required by law to be withheld with respect to the Class C Shares awarded to him hereunder. If Executive Employee does not make such payment to Holding, then Holding shall have the right to deduct from any payment of any kind otherwise due to Executive Employee from Holding (or from any subsidiary of Holding), any foreign, United States federal, state or local taxes of any kind required by law to be withheld with respect to the Class C Shares awarded to Executive Employee hereunder.

                           (d) Holding shall not issue Preferred Stock, Options
or Warrants or any otherwise dilutive securities without the consent of the representative(s) of Key Equity Capital Corporation and the representative(s) of executive management on the Board of Directors and unless such securities are sold for fair market value, the proceeds of which are used for appropriate corporate purposes as determined by the Board of Directors. All shareholders of Class A, Class B or Class C Common Stock have the pre-emptive rights described in the Stockholders' Agreement.

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                           (e) "Change of Control" shall mean any one of the
following events: (i) the transfer, sale or other disposition of the Common Stock of Holding which results in the current stockholders of Holding (determined as of the date hereof) owning in the aggregate less than a majority of the outstanding voting capital stock of Holding; (ii) any consolidation of Holding with, or merger of Holding into, any other entity, any merger of another entity into Holding, or any sale or transfer (in any one transaction or a series of transactions) of all or substantially all of the assets of Holding to another entity (other than (x) a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock, (y) a merger which is effected solely to change the jurisdiction of incorporation of Holding or (z) any consolidation with or merger of Holding into a wholly owned subsidiary of Holding, or any sale or transfer by Holding of all or substantially all of its assets to one or more of its wholly owned subsidiaries in any one transaction or a series of transactions). Notwithstanding the foregoing, a "Change in Control" shall not include any transaction permitted under Section 2.2(b) of the Stockholders' Agreement. Notwithstanding anything to the contrary in this Employment Agreement, so long as Executive Employee's employment has not been terminated pursuant to the provisions of Section 6 before the date of a Change of Control, the restrictions with respect to all of the Class C Shares shall immediately lapse upon a Change of Control.

                           (f) Executive Employee understands that the Class C
Shares have not been registered under the Securities Act of 1993, as amended (the "1933 Act") or any state securities laws.

                                       -8-

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Executive Employee represents that the Class C Shares awarded hereunder are not being acquired by Executive Employee with a view toward resale or distribution and Executive Employee will not sell or otherwise transfer such Class C Shares except in compliance with the 1933 Act. The certificates representing the Class C Shares shall bear such legends and statements evidencing the restrictions contained in this Employment Agreement and as the Board of Directors of Holding shall deem advisable to assure compliance with federal and state securities laws and regulations.

                           (g) The award of the Class C Shares to Executive
Employee hereunder shall not confer any right to Executive Employee to continue in the employ of Glasstech or any of its subsidiaries and shall not restrict or interfere in any way with the right of Glasstech to terminate his employment with or without cause, at any time.

                           (h) Executive Employee may file an "83(b) election"
with the Internal Revenue Service with respect to the Class C Shares. If Executive Employee does file such an 83(b) election, Holding shall loan Executive Employee an amount equal to 80% of Executive Employee's tax liability resulting from such 83(b) election (the "Loan Amount") subject to the following terms: (i) Executive Employee shall execute and deliver to Holding a Promissory
Note in the form of EXHIBIT A attached hereto and made a part hereof (the "Class C Note"); (ii) the principal amount of the Class C Note shall be equal to the Loan Amount and shall accrue interest at the annual applicable federal rate for mid-term obligations as of the month in which the Class C Note is issued; and
(iii) the Executive Employee shall execute and deliver to

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Holding a Pledge Agreement in the form of EXHIBIT B attached hereto and made a part hereof with respect to all shares of Class A Voting Common Stock of Holding and all Class C Shares held by Executive Employee.

                           3.4 CLASS D SHARES. Executive Employee shall also be
issued 500 shares of Class D Non-voting Common Stock of Holding issued pursuant to Schedule II of the Stockholders' Agreement (the "Performance Share Program") and subject to the terms and conditions of Section 9 of the Stockholders' Agreement.

                           3.5 COST OF LIVING INCREASE. The Base Salary provided
for in Section 3.1 hereof shall be adjusted annually to reflect the increase, if any, in the cost of living by adding to the Base Salary an amount obtained by multiplying the Base Salary by the percentage by which the level of the Consumer Price Index North Central Region (for all items for urban wage earners and clerical workers as reported for December 31 of each calendar period by the Bureau of Labor Statistics of the United States Department of Labor) has increased over its level as of January I of the same calendar year.

                           3.6 BENEFITS. The Executive Employee shall be
entitled during the Term and during any Renewal Terms to participate in such group life, hospitalization and/or disability insurance benefits, health programs, qualified or non-qualified deferred compensation plans or similar benefits which are comparable to those made available by Glasstech on the date of this Employment Agreement or thereafter to its executive employees generally, subject to the eligibility provisions of such plans.

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                           3.7 VACATIONS. The Executive Employee shall be
entitled to vacations and personal leave days more fully set forth in the GLASSTECH EMPLOYEE HANDBOOK FOR SALARIED EXEMPT EMPLOYEES, the specific provisions of which relating to vacation and personal leave are hereby incorporated into this Employment Agreement by reference.

                           3.8 INSURANCE. Glasstech agrees to pay life insurance
and/or annuity premiums on a policy(ies) selected by and insuring the life of the Executive Employee with a beneficiary(ies) to be named by the Executive Employee. The parties hereto agree that Glasstech shall not be obligated to pay any premium greater than Five Thousand Dollars ($5,000) during the first year of the Term and such amount shall be increased by Five Hundred Dollars ($500) each year thereafter during the Term or during any of the Renewal Terms. The parties further agree that the Executive Employee shall be permitted from time to time, during the Term, or any Renewal Terms, to maintain such policy(ies), or to exchange such policy(ies), or to acquire any new life insurance and/or annuity products, provided however, that the portion of the premiums and costs to be paid by Glasstech in connection with such policy(ies) shall not exceed the amounts specified above. Glasstech expressly acknowledges that it shall have no right, title or interest in and to such policy(ies), the same being the exclusive property of the Executive Employee.

                           3.9 EXPENSE REIMBURSEMENT. Glasstech shall pay or
reimburse the Executive Employee for all reasonable expenses actually incurred or paid by the Executive Employee during the Term or any Renewal Term in performance of the Executive Employee's

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services under this Employment Agreement, subject to receipt by Glasstech of reasonable supporting documentation.

                  4. TERMINATION UPON DEATH. In the event the Executive Employee dies during the Term or any Renewal Term, for a period of six (6) months following such death Glasstech agrees to continue to pay to the surviving spouse of the Executive Employee the Base Salary rate of the deceased Executive Employee in effect at the time of death in equal bi-weekly installments less such deductions required to be withheld by applicable law and regulations. The salary continuation payable as provided herein shall be in addition to any right of the estate of the deceased Executive Employee to (a) participate in the Pool (in accordance with Section 3.2 above) in the fiscal year in which such death occurred and to receive a prorated amount for the portion of the fiscal year in which Executive Employee was alive, provided, however, that the level of such participation shall be subject to the discretion of Holding Board of Directors, and (b) to participate in the Performance Share Program as set forth therein. Upon the death of the Executive Employee, the restrictions on all Class C Shares shall lapse and such Class C Shares shall be released to the estate of the deceased Executive Employee. Glasstech shall also remit to the estate of the deceased Executive Employee any other benefits earned and accrued or payable up to the date of such death and shall reimburse to the estate of the deceased Executive Employee any outstanding unreimbursed expenses incurred by such Executive Employee on behalf of Glasstech and documented as provided herein.

                  In the event the deceased Executive Employee is not survived by a spouse or in the further event the deceased Executive

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Employee and his spouse are separated at the time of death by agreement, court order or decree, or otherwise, then such salary continuation shall be remitted to the estate of the deceased Executive Employee.

                  5. SALARY CONTINUATION ON DISABILITY AND TERMINATION UPON DISABILITY. In the event the Executive Employee becomes disabled during the Term or any Renewal Term by virtue of ill health or other disability and is thereby unable to perform on a full time basis substantially and continuously the duties assigned to him by Glasstech, Glasstech agrees to continue the Executive Employee's Base Salary until such time as Executive Employee is eligible to collect benefits under Glasstech's long term disability insurance coverage. At such time as Executive Employee is eligible to collect benefits under Glasstech's long term disability insurance coverage (a "Disability"), Glasstech shall have no further obligation to compensate the Executive Employee (except that Glasstech shall continue to provide group life and health benefits to Executive Employee consistent with those provided to other executive employees for a period of two (2) years from the date on which Executive Employee's long term disability benefits commence) and further Glasstech shall have the right to terminate the employment of the Executive Employee hereunder upon written notice delivered pursuant to Section 13. In the event of such Disability, the restrictions on all Class C Shares shall lapse and such Class C Shares shall be released to the Executive Employee. Executive Employee shall participate in the Performance Share Program as set forth therein.


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                  6.       TERMINATION FOR CAUSE AND VOLUNTARY TERMINATION.
                           ------------------------------------------------

                  (a) Notwithstanding any other provision of this Employment Agreement, Glasstech may terminate the Executive Employee's employment at any time for Cause (as hereinafter defined) and the Executive Employee may voluntarily terminate the Executive Employee's employment with Glasstech. Upon such termination for Cause or upon Executive Employee's voluntary termination, Executive Employee shall not participate in the Performance Bonus (pursuant to Section 3.2) for the fiscal year in which his termination occurred, and Executive Employee shall automatically forfeit those shares of Restricted Stock for which the restrictions would have lapsed (pursuant to Section 3.3) in the contract year in which his termination occurred and any subsequent year and shall participate in the Performance Share Program as set forth therein. Upon such termination for Cause or upon Executive Employee's voluntary termination, the Executive Employee shall be entitled to, except as restricted in the preceding sentence, receive any salary and other benefits earned or accrued, and reimbursement for expenses incurred, prior to the date of termination.

                  (b) "Cause" shall mean (i) the Executive Employee's willful and continuing affirmative refusal to perform his or her duties hereunder (other than as a result of a Disability); (ii) dishonesty in the performance of his or her duties hereunder which results in criminal indictment of the Executive Employee; (iii) the Executive Employee's breach of any material term of this Employment Agreement (provided that Glasstech shall give the Executive Employee written notice of such breach and a thirty (30) day period

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after notice to cure such breach, except that no notice or cure period shall be given or extended with respect to breach of the provisions of Section 8 of this Employment Agreement); or (iv) the Executive Employee's conviction for a felony or for a crime which, in the reasonable judgment of Glasstech, renders the Executive Employee unable to perform his duties as described in this Employment Agreement.

                  7. TERMINATION WITHOUT CAUSE. If the Executive Employee is terminated prior to the end of the Term or any Renewal Term other than pursuant to Section 4, Section 5, or Section 6 hereof (hereinafter referred to as a termination "Without Cause"), the Executive Employee shall be entitled to (in addition to such other rights as he may have, or damages to which he may be entitled at law or in equity) (i) all payments when due of any salary and other benefits (including, without limitation, participation in the Performance Bonus pursuant to Section 3.2) accrued through the date of termination, including the payment of all salary due for the remainder of the Term or Renewal Term as though the Executive Employee had remained employed through the full Term (or, if renewed, the Renewal Term) of the Employment Agreement, (ii) the restrictions on all Class C Shares shall lapse and such Class C Shares shall be released to the Executive Employee, and (iii) participation in the Performance Share Program as set forth therein.

                  8. COVENANT AGAINST COMPETITION. The Executive Employee acknowledges that (i) the principal business of Glasstech is design, manufacture, marketing, sale, distribution and servicing of glass bending, tempering and annealing equipment worldwide to

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both automotive glass fabricators and architectural glass producers and the principal business of Stir-Melter, Inc. is the vitrification of hazardous waste (collectively, the "Glasstech Business"); (ii) Glasstech is one of a limited number of persons throughout the world which has developed such business; (iii) the Glasstech Business is, in large part, international in scope and Glasstech's customers, potential customers and competitors are located throughout the world;
(iv) the Executive Employee's work for Glasstech has given and will continue to give him access to the confidential affairs and proprietary information of Glasstech; (v) this Employment Agreement has been entered into as part of a series of transactions pursuant to which Executive Employee and others have purchased an equity interest in Glasstech and sold their equity interest in Glasstech; and (vi) Glasstech would not have entered into this Employment Agreement but for the agreements and covenants of the Executive Employee contained in this Section 8. Accordingly, the Executive Employee covenants and agrees that:

                           (a) he shall not, anywhere in the world directly or
indirectly, (1) engage in Glasstech Business for his own account or that of any other person; (2) render any services related to the Glasstech Business to any person (other than Glasstech) engaged in such activities; or (3) become interested in any such person (other than Glasstech) as a partner, stockholder, member, principal, agent, trustee, consultant or in any other relationship or capacity for a period commencing on the date of this Employment Agreement and terminating on the day which is: (i) the later of (A) five (5) years following the date hereof, or (B) two (2) years following the termination of the Executive Employee's employment pursuant to a

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Renewal Termination Notice if given by Executive Employee, or (ii) if the
Executive Employee's employment has been terminated for Cause, then two (2) years following termination of Executive Employee's employment; (collectively the "Restricted Period") provided, however, that there shall be no Restricted Period if Executive Employee's employment is terminated Without Cause or if Glasstech delivers a Renewal Termination Notice to Executive Employee. Notwithstanding the above, the Executive Employee may own, directly or indirectly, solely as an investment, securities of any such person which are traded on any national securities exchange or NASDAQ if the Executive Employee is not a controlling person of, or a member of a group which controls such person and does not, directly or indirectly, own one percent (1%) or more of any class of securities of such person.

                           (b) at all times during and after this Employment
Agreement is in force he shall keep secret and retain in strictest confidence, and shall not use for his benefit or the benefit of others, except in connection with the business and affairs of Glasstech and its affiliates, all confidential matters relating to Glasstech Business and to Glasstech and its affiliates learned by the Executive Employee heretofore or hereafter directly or indirectly from Glasstech or its affiliates or any of their predecessors or successors (the "Confidential Company Information") and shall not disclose the Confidential Company Information to anyone outside of Glasstech and its affiliates except with Glasstech's express written consent. The requirements of this Section 8(b) shall not apply to Confidential Company Information which is: (1) at the time of receipt or thereafter publicly known

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through no wrongful act of the Executive Employee: (2) received from a third party not under any obligation to keep such information confidential; or (3) required to be disclosed by law.

                  (c) during the Restricted Period, he shall not, without Glasstech's prior written consent, directly or indirectly, (i) knowingly solicit employees of Glasstech or its affiliates to leave the employ of Glasstech or any of its affiliates or (ii) hire any employee who has left the employ of Glasstech or any of its affiliates within one year of the termination of such employee's employment with Glasstech or any of its affiliates.

                           (d) at any time upon written request from Glasstech,
he shall deliver to Glasstech all memoranda, notes, lists, records and other documents (and all copies thereof) made or compiled by the Executive Employee or made available to him concerning Glasstech Business or Glasstech or any of its affiliates all of which shall at all times be the property of Glasstech.

                  9. RIGHTS AND REMEDIES UPON BREACH. If the Executive Employee breaches any of the provisions of Section 8 (the "Restrictive Covenants"), Glasstech shall have the following rights and remedies (upon compliance with any necessary prerequisites imposed by law upon the availability of such remedies), each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to Glasstech under law or in equity:

                           (a) The right to have the Restrictive Covenants
specifically enforced by any court having jurisdiction over the parties to this Employment Agreement; and

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



                           (b) The right to entry of restraining orders and/or
injunctions (preliminary, mandatory, temporary and permanent) against the Executive Employee against violations, threatened or actual, and whether or not then continuing, of such covenants, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to Glasstech and that money damages will not provide an adequate remedy to Glasstech; and

                           (c) The right and remedy to require the Executive
Employee to account for and pay over to Glasstech all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by him as the result of any transactions constituting a breach of the Restrictive Covenants, and the Executive Employee shall account for and pay over such Benefits to Glasstech. Glasstech may set off any amounts due to Glasstech under this Section 9 against any amounts owed to the Executive Employee.

                  10. MEDIATION, ARBITRATION. Except for a dispute under Section 8 which shall be subject to the provisions of Section 9, neither party shall institute an arbitration proceeding hereunder, before that party has sought to resolve the dispute through direct negotiation with the other party. If the dispute is not resolved within three weeks after a demand for direct negotiation, the parties shall attempt to resolve the dispute through nonbinding mediation. If the parties do not promptly agree on a mediator, then either party may notify the CPR Institute for Dispute Resolution, 366 Madison Avenue, New York, New York, to initiate selection of a mediator from the CPR Panel of Neutrals. The fees and expenses of the mediator shall be paid one-half each by each

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



party. If the mediator is unable to facilitate a settlement of the dispute within a reasonable period of time, as determined by the mediator, the mediator shall issue a written statement to the parties to that effect and the aggrieved party may then seek relief through arbitration, which shall be binding, before a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the "Association"). The place of arbitration shall be Detroit, Michigan. Arbitration may be commenced at any time by any party hereto after giving written notice in the manner described in Section 13 of this Employment Agreement. The arbitrator shall be selected by the joint agreement of each party, but if they do not so agree within twenty (20) days after the date of the notice referred to above, the selection shall be made pursuant to the rules from the panels of the arbitrators maintained by such Association. The arbitrator shall render his decision within one hundred eighty (180) days of appointment. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. Judgment upon the award rendered by the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The costs and expenses of arbitration, including attorneys' fees and expenses of the arbitrator shall be paid entirely by the nonprevailing party and in addition the nonprevailing party shall reimburse the other party for the fees and expenses of mediation incurred by such party, unless the arbitrator determines that the costs, expenses and attorneys' fees should be apportioned between the parties, then as the arbitrator may assess. The arbitrator shall not be permitted to award punitive or similar type damages under any circumstances. As set forth in the first phrase of the first sentence of this section 10, this arbitration provision shall constitute the sole and exclusive remedy for any dispute under this Employment Agreement.

                  11. BLUE PENCILING. The Executive Employee acknowledges and agrees that (i) he has had an opportunity to seek advice of counsel in connection with this Employment Agreement and (ii) the Restrictive Covenants are reasonable in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, whether because of the duration or geographical scope of such provision, the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

                  12. SEVERABILITY. If any court determines that any covenant or provision of this Employment Agreement is unenforceable for any reason, the remaining covenants or provisions shall remain in full force and effect.

                  13. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be (a)

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



delivered personally, (b) sent by facsimile transmission, (c) sent by certified or registered mail, postage prepaid, return receipt requested, or (d) sent by overnight delivery service, to the following addresses:

                  (i)      if to Glasstech, to:

                           Glasstech, Inc.
                           Ampoint Industrial Park
                           995 Fourth Street
                           Perrysburg, Ohio 43551
                           Attention:   Mark Christman, President
                           Fax: (419) 661-9366

                  and

                           Kenneth H. Wetmore, Esquire
                           Vice President, General Counsel and Secretary Glasstech, Inc.
                           Ampoint Industrial Park
                           995 Fourth Street
                           Perrysburg, Ohio 43551
                           Fax: (419) 661-9616

                  and

                           Key Equity Capital Corporation
                           127 Public Square, 6th Floor
                           Cleveland, Ohio  44114
                           Attention:  David P. Given

                  (ii)     if to the Executive Employee, to:

                           Ronald A. McMaster
                           29794 Foxhill Road
                           Perrysburg, Ohio 43551

                  Any such notice shall be deemed given (a) when so delivered personally, (b) if sent by certified or registered mail, return receipt requested, on the date the return receipt is signed, or (c) if sent by overnight delivery service. on the next normal business day after the date of sender receipt.

                  Any such person may, by giving notice in accordance with this section to the other parties hereto, designate another address or person for receipt by such person of notices hereunder.

                  14. ENTIRE EMPLOYMENT AGREEMENT, EFFECTIVE TIME. This Employment Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreement(s), written or oral with respect thereto. This Employment Agreement will be effective upon the consummation of the Agreement and Plan of Merger (the "Merger Agreement") dated June 5, 1997 by and among Glasstech, Holding and Glasstech Sub Co. If the Merger Agreement is not consummated within the time set forth therein, this Employment Agreement shall be null and void and of no further force and effect. The Employment Agreement dated December 6, 1994 between Glasstech and the Executive Employee is hereby terminated and is null and void and of no further force and effect.

                  15. INDEMNIFICATION. During the Term or any Renewal Term hereof and subject to the continuing compliance by the Executive Employee with his obligations hereunder, Glasstech shall provide the Executive Employee with indemnification against liabilities or claims arising by reason of the fact that he is an employee. officer and/or director of Glasstech, and against expenses incurred in connection therewith, to the fullest extent of indemnification then available to any officer and/or director of Glasstech under and in accordance with the laws of the State of Delaware. Also, Glasstech shall purchase and/or maintain Directors' and Officers' insurance on or inuring to the Executive Employee's benefit with respect to such liabilities, claims, or expenses as described in the Agreement and Plan of Merger among Glasstech, Glasstech Sub Co. and Holding, dated June 5, 1997.

                  16. WAIVERS AND AMENDMENTS. This Employment Agreement may be amended, superseded, canceled, renewed, or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power, or privilege, nor shall any single or partial exercise of any such right, power, or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege.

                  17. GOVERNING LAW. This Employment Agreement shall be governed by and construed in accordance with the laws of the State of Ohio applicable to agreements made and to be performed within the State.

                  18. ASSIGNMENT. This Employment Agreement, and the Executive Employee's rights and obligations hereunder, may not be assigned by either party hereto without the consent of the other and any purported assignment by the Executive Employee or Glasstech in violation hereof shall be null and void; provided, however, that Glasstech may assign its rights and obligations hereunder without the Executive Employee's consent in connection with a sale of all or substantially all of Glasstech's assets.

                  19. BINDING EFFECT. This Employment Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, executors, and legal representatives.

                  20. COUNTERPARTS. This Employment Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of two (2) copies hereof each signed by one of the parties hereto.

                  21. HEADING. The headings in this Employment Agreement are for reference only and shall not affect the interpretation of this Employment Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed. or caused to be executed, this Employment Agreement as of the day and year first above written.

                                            GLASSTECH HOLDING CO.



                                            By: /s/ Mark D. Christman
                                               ----------------------------


                                            Its: President
                                                ---------------------------

                                            GLASSTECH, INC.



                                            By: /s/ Mark D. Christman
                                               ----------------------------


                                            Its: President
                                                ---------------------------


                                            EXECUTIVE EMPLOYEE

                                            /s/ Ronald A. McMaster
                                            -------------------------------
                                            Ronald A. McMaster